NORTHPOINTE BANCSHARES, INC. REPORTS THIRD QUARTER 2026 RESULTS
Announces Strategic Decision to Sell Distributed Retail and Consumer Direct Mortgage Origination Channels

GRAND RAPIDS, MICHIGAN, October 20, 2026 – Northpointe Bancshares, Inc. (NYSE: NPB) (“Northpointe” or the “Company”), the holding company for Northpointe Bank (the "Bank"), today reported net income to common stockholders of $13.9 million, or $0.39 per diluted share, for the third quarter of 2026. This compares to $21.3 million, or $0.60 per diluted share, for the second quarter of 2026, and $20.1 million, or $0.57 per diluted share, for the third quarter of 2025.
Chief Executive Officer Commentary
“Our core operating performance remained strong, led by continued growth in our Mortgage Purchase Program (MPP) business and the successful execution of an opportunistic balance sheet acquisition strategy during the quarter,” said Chuck Williams, Chairman and Chief Executive Officer. “Our third quarter financial results were negatively impacted by fair value declines driven by higher long-term interest rates and expenses associated with an isolated deposit fraud within our retail banking center, which we promptly addressed through strengthened procedures and additional controls.”

The Company also announced today it plans to sell the distributed retail and consumer direct mortgage origination channels to CMG Financial and its affiliates (“CMG”). The Company and CMG have entered into a non-binding letter of intent regarding the proposed transaction. Subject to the satisfactory completion of due diligence, execution of a definitive agreement and customary closing conditions, the Company anticipates the proposed transaction should close by the end of 2026.

“Given today’s economic and operating environment, and the continued evolution of the mortgage distribution channels, we are refocusing our strategic priorities where we have the strongest competitive advantages,” Williams continued. “This allows us to deepen client relationships, generate attractive portfolio assets, and grow relationship-based deposits, which we expect will improve operating leverage, capital efficiency and create a more robust, stable and scalable earnings profile.”

The Company currently estimates restructuring charges of between $6 million and $7 million, with the majority realized during the fourth quarter of 2026. Loans currently in process will continue to be closed, and the Company will provide support to the affected team members. Further details on the timing and anticipated restructuring charges, expense savings, and potential transaction will be provided on the Company’s earnings call on October 21, 2026.

“We believe CMG would be a strong home for our origination team and a constructive path for our customers, referral partners and team members,” Williams concluded. “We remain highly committed to the mortgage banking industry, and believe allocating capital and resources to our businesses with the strongest client relationships and balance sheet opportunities provide us the best path forward for long-term growth and shareholder returns.”

Northpointe Bancshares, Inc. Reports Third Quarter 2026 Results
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Third Quarter 2026 Highlights
•Current quarter results included two notable items:
•$9.3 million combined decrease in fair value of loans held for investment (“HFI”) and lender risk account (“LRA”), partially offset by a $5.0 million increase in fair value of mortgage servicing rights (“MSRs”), collectively driven by an increase in market interest rates.

•$3.1 million in operational losses within non-interest expense resulting from an isolated external deposit fraud incident within the retail banking center. The Company has notified its insurance carriers and plans to pursue all potential recoveries.
•Financial performance and profitability metrics:
•Return on average equity of 9.10%, compared to 14.36% in the prior quarter.
•Return on average tangible common equity of 9.19%, compared to 14.69% in the prior quarter (see non-GAAP reconciliation).
•Return on average assets of 0.75%, compared to 1.18% in the prior quarter.
•Efficiency ratio of 64.47%, compared to 54.76% in the prior quarter.
•Continued growth in the balance sheet, including:
•Mortgage Purchase Program (“MPP”) balances increased by $262.7 million, or 27% annualized, from the prior quarter. This is net of $368.3 million in balances participated to other institutions at period end, which compares to $489.0 million in the prior quarter.
•First-lien home equity lines which are tied seamlessly to a demand deposit sweep account (the Company commonly refers to these loans as “All-in-One” or “AIO” loans) balances increased by $100.4 million, or 50% annualized (including purchase noted below).
•Purchased $85.4 million in seasoned AIO loans on September 30, 2026 ($69.9 million net of purchase discount).
•Total deposits increased by $210.4 million, or 16% annualized, driven primarily by higher demand deposits and brokered CDs, partially offset by lower time and savings & money market deposits.
•Asset quality remained stable:
•Non-performing assets increased by $8.9 million from the prior quarter but loans past due 31-89 days decreased by $5.7 million.
•Net charge-offs remained historically low at $429,000, or 0.02% of average loans (annualized).
•Reduced current period income tax expense by $608,000 through acquisition of renewable energy investment tax credits.
•Wholesale funding ratio increased to 63.94%, compared to 63.09% in the prior quarter.

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•The Company’s Board of Directors increased its regular quarterly cash dividend to $0.03 per share, from $0.025 per share, payable on November 4, 2026, to stockholders of record as of October 15, 2026.
Net Interest Income
Net interest income before provision was $43.7 million for the third quarter of 2026, an increase of $1.2 million compared to the second quarter of 2026. The linked quarter increase reflects a $157.0 million increase in average interest-earning assets partially offset by a 1 basis point decrease in net interest margin. As compared to the third quarter of 2025, net interest income before provision increased by $3.3 million, which was driven primarily by a $987.3 million increase in average interest-earning assets partially offset by a 15 basis point decrease in net interest margin.
Net interest margin was 2.32% for the third quarter of 2026, a decrease of 1 basis point compared to 2.33% in the second quarter of 2026 and a decrease of 15 basis points compared to 2.47% in the third quarter of 2025. The linked quarter decrease was driven primarily by a higher average cost of deposits, partially offset by higher average yields on loans and an improvement in the funding mix. The decrease compared to the prior year quarter was driven primarily by lower average yields on interest-earning assets, which outpaced the decrease in average rates paid on interest-bearing liabilities.
Average interest-earning assets at September 30, 2026 increased by $157.0 million from June 30, 2026 and by $987.3 million compared to September 30, 2025. The increases from both comparable periods reflect the strong growth in MPP and AIO loan balances, which are the portfolios the Company is focused on strategically growing, partially offset by continued run-off in the remainder of the loan portfolio.
Provision (Benefit) for Credit Losses
The Company recorded total provision for credit losses (including both loans and unfunded commitments) of $845,000 in the third quarter of 2026, compared to provision of $210,000 in the second quarter of 2026 and provision of $828,000 in the third quarter of 2025. The Company’s quarterly provision (benefit) for credit losses reflects net loan charge-offs, along with factors such as loan growth, portfolio mix, reserves on individually evaluated loans, credit migration trends, and changes in the economic forecasts used in the credit models.
The Company’s allowance for credit losses was $10.0 million at September 30, 2026, $9.4 million at June 30, 2026 and $12.3 million at September 30, 2025. The allowance for credit losses represented 0.15% of loans HFI at both September 30, 2026 and June 30, 2026, and 0.21% of loans HFI at September 30, 2025. The majority of the growth in the loans HFI portfolio has come from MPP and AIO balances, with continued run-off in residential mortgage, construction, and other consumer / home equity loans, which carry higher average loss rates. In total, at September 30, 2026, residential mortgage, construction, and other consumer / home equity loans have decreased by $49.6 million from June 30, 2026 and by $215.2 million from September 30, 2025.

Total provision for credit losses in the third quarter of 2026 reflected net charge-offs of $429,000, and an increase of $524,000 in allowance for credit losses, which was primarily attributable to higher forecasted loss rates resulting from an update to Moody’s credit models, partially offset by lower allowance from an improvement in qualitative factors. Total provision for credit losses in the prior quarter reflected net charge-offs of $528,000, and a decrease of $264,000 in allowance for credit losses, which was primarily attributable to lower levels of non-performing loans and continued change in the loan mix, partially offset by slightly higher loss rates from the economic forecasts used in the credit models. Total provision for

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credit losses in the prior year quarter reflected net charge-offs of $977,000 and a decrease of $125,000 in allowance for credit losses.
Non-interest Income
Non-interest income was $12.3 million for the third quarter of 2026, a decrease of $9.6 million compared to the second quarter of 2026 and a decrease of $11.8 million compared to the third quarter of 2025.

MPP fees, which are driven by total loans funded and participation balances, were $2.2 million for the third quarter of 2026, a decrease of $118,000 compared to the second quarter of 2026 and an increase of $731,000 compared to the third quarter of 2025. The decrease compared to the prior quarter reflects lower participation volume, and the increase compared to the prior year quarter was driven primarily by higher levels of funded loans.
Loan servicing fees were $7.6 million for the third quarter of 2026, an increase of $5.3 million compared to the second quarter of 2026 and an increase of $6.5 million compared to the third quarter of 2025. The changes from both comparable periods reflect changes in the fair value of MSRs primarily attributable to the movement in market interest rates during the respective periods.
Net gain on sale of loans was $2.2 million for the third quarter of 2026, compared to $17.0 million for the second quarter of 2026 and $21.0 million for the third quarter of 2025. Net gain on sale of loans includes the capitalization of new MSRs, changes in fair value of loans, and gains on the sale of loans.
The net gain on sale of loans for the third quarter of 2026 included a decrease of $9.3 million from the combined change in fair value of loans HFI and LRA, which are both attributable to changes in market interest rates. Excluding these items (see Net Gain on Sale of Loans table below for a reconciliation), net gain on sale of loans was $11.5 million, a decrease of $4.9 million on a comparative basis from the second quarter of 2026 and a decrease of $6.0 million on a comparative basis from the third quarter of 2025. The decreases from both comparable periods reflect lower levels of residential mortgage interest rate lock commitments.
Non-interest Expense
Non-interest expense was $36.1 million for the third quarter of 2026, an increase of $0.8 million compared to the second quarter of 2026 and an increase of $1.7 million compared to the third quarter of 2025.
Salaries and benefits expense decreased by $3.1 million on a linked quarter basis and decreased by $2.4 million compared to the third quarter of 2025. The linked quarter decrease was driven primarily by lower variable compensation on mortgage production, along with lower bonus and incentive compensation. The decrease compared to the prior year quarter was driven primarily by lower bonus and incentive compensation, lower base salaries and lower variable compensation on mortgage production.
Other non-interest expense increased by $3.8 million on a linked quarter basis and increased by $4.0 million compared to the third quarter of 2025. The increases from both comparable periods reflect the $3.1 million related to the isolated deposit fraud noted above.

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Taxes
Income tax expense for the third quarter of 2026 was $4.6 million, compared to $7.1 million for the second quarter of 2026 and $7.0 million for the third quarter of 2025. The Company’s effective tax rate was 24.43% for the third quarter of 2026 compared to 24.72% for the second quarter of 2026 and 24.00% for the third quarter of 2025. The effective tax rate in the third quarter of 2026 includes a $608,000 benefit from the acquisition of renewable energy investment tax credits made during the quarter, partially offset by a higher state tax rate. The Company plans to acquire additional renewable energy tax credits during the fourth quarter of 2026 to help reduce its overall effective tax rate for the year.
Balance Sheet Highlights
Total assets were $7.67 billion at September 30, 2026, representing an increase of $136.7 million compared to June 30, 2026 and an increase of $827.0 million compared to September 30, 2025. The increases for both comparable periods were driven primarily by growth in loans.
Gross loans held for investment were $6.79 billion at September 30, 2026, an increase of $313.5 million, or 19% annualized, compared to June 30, 2026 and an increase of $826.5 million, or 14%, compared to September 30, 2025. The increases from both comparable periods were driven primarily by growth in MPP balances and AIO loans, which were partially offset by decreases in the remainder of the loans HFI portfolio. Outside of the MPP and AIO portfolios, no other significant loans are being added to the loans HFI portfolio. At September 30, 2026, virtually all the loan portfolio was comprised of loans collateralized by residential property.
Loans held for sale totaled $173.0 million at September 30, 2026, compared to $312.0 million at June 30, 2026 and $259.8 million at September 30, 2025, and reflect the timing and level of saleable residential mortgage originations during each respective period.
Total deposits were $5.44 billion at September 30, 2026, an increase of $210.4 million, or 16% annualized, compared to June 30, 2026 and an increase of $674.1 million, or 14%, compared to September 30, 2025. The linked quarter increase was driven primarily by higher levels of interest-bearing demand, non-interest bearing demand and brokered deposits, partially offset by lower CDs and savings and money market deposits. As compared to September 30, 2025, the increase was driven primarily by higher levels of interest bearing demand and savings deposits, attributable to the growth in the Company’s diversified digital deposit banking platform and new deposit relationships.
Total borrowings were $1.43 billion at September 30, 2026, a decrease of $85.0 million compared to June 30, 2026 and an increase of $58.5 million compared to September 30, 2025. The changes from both comparable periods were driven primarily by fluctuations in the use of short-term lines of credit to meet liquidity needs.
Subordinated debentures were $112.0 million at both September 30, 2026 and June 30, 2026, and $24.2 million at September 30, 2025. The increase from September 30, 2025 reflects a private placement of $20.0 million in aggregate principal amount of fixed-to-floating rate subordinated notes issued during the first quarter of 2026 and $70.0 million in aggregate principal amount of new 7.50% fixed-to-floating rate subordinated notes issued during the fourth quarter of 2025.

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Asset Quality
Net charge-offs were $429,000, or 2 basis points annualized as a percentage of average loans, for the third quarter of 2026. This compares to $528,000, or 3 basis points annualized as a percentage of average loans, for the second quarter of 2026, and $977,000, or 7 basis points annualized as a percentage of average loans, for the third quarter of 2025.
A substantial portion of the Company’s non-performing loans are wholly or partially guaranteed by the U.S. Government, so asset quality metrics within this earnings release are shown with and without these guaranteed loans. Non-performing assets were $95.5 million at September 30, 2026 ($68.5 million excluding guaranteed loans), $86.7 million at June 30, 2026 ($60.0 million excluding guaranteed loans) and $85.2 million at September 30, 2025 ($57.7 million excluding guaranteed loans). Non-performing assets represented 1.25% of total assets at September 30, 2026 (0.89% excluding guaranteed loans), 1.15% at June 30, 2026 (0.80% excluding guaranteed loans) and 1.25% at September 30, 2025 (0.85% excluding guaranteed loans).
Capital
At September 30, 2026, the estimated capital levels for the Company and the Bank remained well in excess of the minimum amounts needed for capital adequacy purposes, and the Bank’s capital levels met the necessary requirements to be considered “well-capitalized”. The regulatory capital ratios as of September 30, 2026 are estimates, pending completion and filing of the Bank’s regulatory reports.
Earnings Presentation and Conference Call
Northpointe will host its third quarter of 2026 earnings conference call on October 21, 2026 at 10:00 a.m. E.T. During the call, management will discuss the third quarter of 2026 financial results and provide an update on recent activities. There will be a live question-and-answer session following the presentation. It is recommended you join 10 minutes prior to the start time. Participants may access the live conference call by dialing 1-877-413-2414 and requesting “Northpointe Bancshares, Inc. Conference Call”. The conference call will also be webcast live at ir.northpointe.com. An audio archive will be available on the website following the call.
Forward Looking Statements
Statements in this earnings release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this earnings release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this earnings release and could cause us to amend our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions,

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particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, increasing insurance costs, volatile interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; uncertain duration and outcome of trade conflicts; potential impacts of adverse developments in the banking and mortgage industries, including impacts on deposits, liquidity and the regulatory rules and regulations; risks arising from media coverage of the banking and mortgage industries; risks arising from perceived instability in the banking and mortgage sectors; changes in the interest rate environment, including changes to the federal funds rate, which could have an adverse effect on the Company’s profitability; changes in prices, values and sales volumes of residential real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; the Company’s ability to successfully execute the exit or sale of its distributed retail and consumer direct mortgage origination channels, including the risks that the Company and CMG may not successfully complete due diligence, negotiate or execute definitive agreements, obtain required corporate or regulatory approvals, satisfy applicable closing conditions, or otherwise consummate the proposed sale on the anticipated terms, timeline, or at all; that the proposed sale may be modified, delayed, or terminated; that, if the proposed sale is not completed, the Company may pursue a wind-down or other strategic alternative for the distributed retail and consumer direct mortgage origination channels, which could result in additional costs, delays, operational disruptions, or other adverse consequences; that restructuring charges may exceed, or expected expense savings may be less than or realized later than, current expectations, and the effects of the exit on employees, customers, revenue and the Company’s reputation; the Company’s ability to achieve the anticipated benefits of its re-focused strategic priorities, including growth in its Mortgage Purchase Program, relationship-based deposits and opportunistic balance sheet acquisitions; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; significant volatility in the markets for equity, fixed income and other asset classes globally or within specific markets; the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and managing the risks, regulatory uncertainty and operational impacts associated with generative artificial intelligence; increased competition in the financial services industry, particularly from regional and national institutions as well as fintech companies and other non-bank financial service providers offering digital, automated or alternative financial products and services; the impact of a failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting the Company or the Company’s customers; the effects of war or other conflicts, including the ongoing conflicts in the Middle East; major political shifts domestically or internationally (including federal budget disputes, debt ceiling negotiations, government shutdowns or other disruptions affecting government operations); and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs, and legislative, regulatory or supervisory actions related to so‑called “de‑banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices.

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Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this earnings release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this earnings release are qualified in their entirety by this cautionary statement.
About Northpointe
Headquartered in Grand Rapids, Michigan, Northpointe Bancshares, Inc. is the holding company of Northpointe Bank, a client-focused company that provides home loans and retail banking products to communities across the nation. Our mission is to be the best bank in America by bringing value and innovation to the people we serve. To learn more visit www.northpointe.com.
Investor Contacts:
Kevin Comps, President
616-974-8491 | kevin.comps@northpointe.com
Brad Howes, CFO
616-726-2585 | brad.howes@northpointe.com
Media Contact:
Katie Barnes, LLYC
616-901-6273 | Katie.Barnes@llyc.global

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October 20, 2026
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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)
Consolidated Statements of Income
	Three Months Ended			Nine Months Ended
	Sept 30, 2026	June 30, 2026	Sept 30, 2025	Sept 30, 2026	Sept 30, 2025
Interest income
Loans - including fees	$104,078	$100,126	$94,044	$299,118	$252,376
Investment securities - taxable	82	61	87	199	399
Federal Home Loan Bank ("FHLB") stock - taxable	1,779	1,780	1,605	5,305	4,786
Interest bearing deposits	4,826	5,071	6,100	14,685	16,518
Total interest income	110,765	107,038	101,836	319,307	274,079

Interest expense
Deposits	50,415	47,715	48,169	142,585	128,061
Subordinated debentures	2,420	2,519	679	7,041	2,244
Borrowings	14,275	14,382	12,657	42,330	36,534
Total interest expense	67,110	64,616	61,505	191,956	166,839

Net interest income	43,655	42,422	40,331	127,351	107,240
Provision (benefit) for credit losses	920	264	852	715	2,785
Provision (benefit) for unfunded commitments	(75)	(54)	(24)	(105)	(79)
Net interest income after provision (benefit) for credit losses and unfunded commitments	42,810	42,212	39,503	126,741	104,534

Non-Interest Income
Service charges on deposits and fees	343	315	217	922	635
Loan servicing fees	7,589	2,268	1,117	13,405	3,637
MPP fees	2,188	2,306	1,457	6,465	3,952
Net gain on sale of loans	2,188	17,046	20,953	35,780	58,892
Other non-interest income (loss)	(46)	(41)	285	(271)	2,224
Total Non-Interest Income	12,262	21,894	24,029	56,301	69,340

Non-Interest Expense
Salaries and benefits	21,909	25,026	24,336	71,288	67,012
Occupancy and equipment	726	744	811	2,291	2,701
Data processing expense	2,604	2,521	2,190	7,473	6,451
Professional fees	1,492	1,362	1,701	4,172	4,722
Other taxes and insurance	1,955	1,987	1,998	6,179	4,974
Other non-interest expense	7,365	3,579	3,322	14,302	9,590
Total Non-Interest Expense	36,051	35,219	34,358	105,705	95,450

Income before income taxes	19,021	28,887	29,174	77,337	78,424
Income tax expense	4,646	7,141	7,001	19,061	18,658

Net Income	$14,375	$21,746	$22,173	$58,276	$59,766
Preferred stock dividends	453	453	2,041	1,359	6,544
Net Income Available To Common Stockholders	$13,922	$21,293	$20,132	$56,917	$53,222

Basic Earnings Per Share	$0.40	$0.61	$0.58	$1.64	$1.61
Diluted Earnings Per Share	$0.39	$0.60	$0.57	$1.61	$1.58

Weighted Average Shares Outstanding	34,740,412	34,740,412	34,602,289	34,727,830	33,006,655
Diluted Weighted Average Shares Outstanding	35,425,447	35,416,828	35,337,136	35,368,297	33,668,316

Northpointe Bancshares, Inc. Reports Third Quarter 2026 Results
October 20, 2026
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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	Sept 30, 2026	June 30, 2026	Sept 30, 2025
Assets
Cash and cash equivalents	$489,901	$538,359	$419,162
Equity securities	1,283	1,333	1,342
Debt securities available for sale	4,858	4,880	4,752
FHLB stock	77,207	76,099	80,109
Loans held for sale ("HFS"), at fair value	173,047	311,991	259,835
Loans held for investment ("HFI") (1)	6,793,691	6,480,158	5,967,235
Allowance for credit losses	(9,960)	(9,436)	(12,250)
Net loans	6,783,731	6,470,722	5,954,985

Mortgage servicing rights	31,040	23,088	16,763
Intangible assets, net	1,074	1,220	1,660
Premises and equipment	26,694	26,970	27,658
Lender risk account	27,350	29,343	30,115
Other assets	50,427	45,946	43,199
Total Assets	$7,666,612	$7,529,951	$6,839,580

Liabilities
Non-interest-bearing	$294,330	$276,532	$235,733
Interest-bearing	5,149,429	4,956,783	4,533,904
Total Deposits	5,443,759	5,233,315	4,769,637

Borrowings	1,427,500	1,512,500	1,369,034
Subordinated debentures	112,038	111,955	24,203
Subordinated debentures issued through trusts	5,000	5,000	5,000
Deferred tax liability	5,795	4,637	2,651
Other liabilities	47,831	50,896	45,530
Total Liabilities	7,041,923	6,918,303	6,216,055

Stockholders' Equity
Preferred stock, common stock and additional paid in capital	206,104	206,104	276,885
Retained earnings	418,692	405,634	346,829
Accumulated other comprehensive loss	(107)	(90)	(189)
Total Stockholders' Equity	624,689	611,648	623,525

Total Liabilities and Stockholders' Equity	$7,666,612	$7,529,951	$6,839,580

(1) Includes $151.5 million, $165.6 million and $179.4 million of loans carried at fair value at September 30, 2026, June 30, 2026 and September 30, 2025, respectively.

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October 20, 2026
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NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)
Selected Financial Highlights

	Three Months Ended			Nine Months Ended
	Sept 30, 2026	June 30, 2026	Sept 30, 2025	Sept 30, 2026	Sept 30, 2025
PER COMMON SHARE
Diluted earnings per share	$0.39	$0.60	$0.57	$1.61	$1.58
Book value	$18.06	$17.69	$18.14	$18.06	$18.14
Tangible book value (1)	$17.32	$16.94	$15.23	$17.32	$15.23

PERFORMANCE RATIOS
Return on average assets (annualized)	0.75%	1.18%	1.34%	1.06%	1.33%
Return on average equity (annualized)	9.10%	14.36%	14.23%	12.84%	13.70%
Return on average tangible common equity (annualized) (1)	9.19%	14.69%	15.41%	13.10%	14.77%
Net interest margin	2.32%	2.33%	2.47%	2.36%	2.43%
Efficiency ratio (2)	64.47%	54.76%	53.38%	57.56%	54.05%

ASSET QUALITY AND RATIOS
Allowance for credit losses to loans HFI	0.15%	0.15%	0.21%	0.15%	0.21%
Allowance for credit losses to loans HFI (excluding fair value loans)	0.15%	0.15%	0.21%	0.15%	0.21%
Allowance for credit losses to non-accrual loans	12.01%	11.80%	15.82%	12.01%	15.82%
Allowance for credit losses to non-accrual loans (excluding guaranteed) (3)	17.24%	17.19%	24.08%	17.24%	24.08%
Net charge-offs	$429	$528	$977	$1,224	$1,728
Annualized net charge-offs to average loans	0.02%	0.03%	0.07%	0.02%	0.03%
Non-performing assets to total assets	1.25%	1.15%	1.25%	1.25%	1.25%
Non-performing assets to total assets (excluding guaranteed) (3)	0.89%	0.80%	0.85%	0.89%	0.85%
Non-performing loans to total gross loans	1.33%	1.23%	1.35%	1.33%	1.35%
Non-performing loans to total gross loans (excluding guaranteed) (3)	0.94%	0.84%	0.91%	0.94%	0.91%

SELECTED OTHER INFORMATION
Equity / assets	8.15%	8.12%	9.12%	8.15%	9.12%
Tangible common equity / tangible assets (1)	7.81%	7.78%	7.66%	7.81%	7.66%
Loans / deposits (4)	124.80%	123.83%	125.11%	124.80%	125.11%
Liquidity ratio (5)	6.39%	7.15%	6.13%	6.39%	6.13%
Wholesale funding ratio (6)	63.94%	63.09%	67.58%	63.94%	67.58%

SELECTED MORTGAGE DATA
Residential mortgage originations	$493,316	$670,607	$636,600	$1,857,597	$1,787,620
Residential mortgage interest rate lock commitments	$570,386	$719,118	$823,261	$2,191,185	$2,306,015
Residential mortgage applications	$830,475	$1,006,895	$1,113,569	$2,910,998	$3,283,606
MPP total loans funded	$12,363,967	$12,806,011	$9,822,322	$36,333,080	$25,576,189
MPP balances participated (period end)	$368,277	$489,009	$37,450	$368,277	$37,450
Total loans serviced for others (UPB) (7)	$6,020,162	$5,498,627	$4,542,688	$6,020,162	$4,542,688
Loans serviced for others (UPB)	$2,181,911	$2,031,256	$1,754,235	$2,181,911	$1,754,235
Loans sub-serviced for others (UPB)	$3,838,251	$3,467,371	$2,788,453	$3,838,251	$2,788,453
(1)See non-GAAP reconciliation.
(2)Efficiency ratio is defined as non-interest expense divided by the sum of net interest income and non-interest income.
(3)Ratio excludes non-performing loans wholly or partially insured by the U.S. Government (see non-performing asset table within for more detail).
(4)Loan / deposits ratio reflects loans HFI as a percentage of total deposits.
(5)Liquidity ratio defined as cash and cash equivalents divided by total assets.
(6)Wholesale funding ratio defined as brokered CDs plus borrowings divided by total deposits plus borrowings.
(7)Excludes UPB of loans HFI and loans HFS.

Northpointe Bancshares, Inc. Reports Third Quarter 2026 Results
October 20, 2026
12 of 19

Summary Average Balance Sheet
(Dollars in thousands)
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025

	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate
Assets
Loans (1)(2)	$6,856,369	$104,078	6.02%	$6,664,882	$100,126	6.03%	$5,835,496	$94,044	6.39%
Securities, AFS (3)	6,213	82	5.24%	6,120	61	4.00%	7,116	87	4.85%
Securities, FHLB Stock	76,496	1,779	9.23%	76,461	1,780	9.34%	78,621	1,605	8.10%
Interest bearing deposits	519,110	4,826	3.69%	553,686	5,071	3.67%	549,657	6,100	4.40%
Total Interest Earning Assets	7,458,188	110,765	5.89%	7,301,149	107,038	5.88%	6,470,890	101,836	6.24%
Noninterest Earning Assets (4)	119,701			115,708			103,976
Total Assets	$7,577,889			$7,416,857			$6,574,866

Liabilities
Deposits:
Transaction accounts	$1,429,225	$14,430	4.01%	$1,254,772	$12,446	3.98%	$1,009,709	$11,246	4.42%
Savings & money market	426,465	3,610	3.36%	491,371	4,187	3.42%	325,660	3,143	3.83%
Time	3,163,595	32,375	4.06%	3,136,971	31,082	3.97%	3,063,371	33,780	4.37%
Total interest-bearing deposits	5,019,285	50,415	3.98%	4,883,114	47,715	3.92%	4,398,740	48,169	4.34%
Sub Debt	111,984	2,420	8.57%	116,905	2,519	8.64%	29,189	679	9.23%
Borrowings	1,434,141	14,275	3.95%	1,455,723	14,382	3.96%	1,245,949	12,657	4.03%
Total interest-bearing liabilities	6,565,410	67,110	4.06%	6,455,742	64,616	4.01%	5,673,878	61,505	4.30%
Noninterest-bearing deposits	319,378			301,940			234,252
Other noninterest-bearing liabilities	66,446			51,939			48,425
Total noninterest-bearing liabilities	385,824			353,879			282,677
Equity	626,655			607,236			618,311
Total Liabilities and Equity	$7,577,889			$7,416,857			$6,574,866

Net Interest Income		$43,655			$42,422			$40,331
Net Interest Spread (5)			1.84%			1.87%			1.94%
Net Interest Margin (6)			2.32%			2.33%			2.47%

(1)    Loan balance includes loans HFI and loans HFS. Nonaccrual loans are included in total loan balances and no adjustment has been made for these loans in the yield calculation. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)    Loan fees of $50,000, $51,000, and $45,000 for the quarters ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively, are included in interest income.
(3)    Average yield based on carrying value and there are no tax-exempt securities in the portfolio.
(4)    Noninterest-earning assets includes the allowance for credit losses.
(5)    Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(6)    Net interest margin is annualized net interest income divided by total average interest-earning assets.

Northpointe Bancshares, Inc. Reports Third Quarter 2026 Results
October 20, 2026
13 of 19

Summary Average Balance Sheet
(Dollars in thousands)
	Nine Months Ended			Nine Months Ended
	September 30, 2026			September 30, 2025

	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate
Assets
Loans (1)(2)	$6,608,266	$299,118	6.05%	$5,327,769	$252,376	6.33%
Securities, AFS (3)	6,177	199	4.31%	8,970	399	5.95%
Securities, FHLB Stock	77,676	5,305	9.13%	72,623	4,786	8.81%
Interest bearing deposits	533,553	14,685	3.68%	500,241	16,518	4.41%
Total Interest Earning Assets	7,225,672	319,307	5.91%	5,909,603	274,079	6.20%
Noninterest Earning Assets (4)	115,250			105,949
Total Assets	$7,340,922			$6,015,552

Liabilities
Deposits:
Transaction accounts	$1,269,568	$37,788	3.98%	$839,210	$27,630	4.40%
Savings & money market	483,737	12,411	3.43%	329,685	9,506	3.86%
Time	3,080,742	92,386	4.01%	2,743,269	90,925	4.43%
Total interest-bearing deposits	4,834,047	142,585	3.94%	3,912,164	128,061	4.38%
Sub Debt	106,875	7,041	8.81%	29,166	2,244	10.29%
Borrowings	1,430,508	42,330	3.96%	1,235,247	36,534	3.95%
Total interest-bearing liabilities	6,371,430	191,956	4.03%	5,176,577	166,839	4.31%
Noninterest-bearing deposits	304,684			214,521
Other noninterest-bearing liabilities	57,884			41,027
Total noninterest-bearing liabilities	362,568			255,548
Equity	606,924			583,427
Total Liabilities and Equity	$7,340,922			$6,015,552

Net Interest Income		$127,351			$107,240
Net Interest Spread (5)			1.88%			1.89%
Net Interest Margin (6)			2.36%			2.43%
(1)    Loan balance includes loans HFI and loans HFS. Nonaccrual loans are included in total loan balances and no adjustment has been made for these loans in the yield calculation. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)    Loan fees of $152,000 and $114,000 for the nine months ended September 30, 2026 and 2025, respectively, are included in interest income.
(3)    Average yield based on carrying value and there are no tax-exempt securities in the portfolio.
(4)    Noninterest-earning assets includes the allowance for credit losses.
(5)    Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(6)    Net interest margin is annualized net interest income divided by total average interest-earning assets.

Northpointe Bancshares, Inc. Reports Third Quarter 2026 Results
October 20, 2026
14 of 19

End of Period Loan Balances
(Dollars in thousands)	Sept 30, 2026	June 30, 2026	Sept 30, 2025

Residential:
Construction	$6,445	$8,271	$18,973
All-in-One (AIO)	897,609	797,232	701,580
Other Consumer/Home Equity	45,635	48,127	56,592
Residential Mortgage (1)	1,622,937	1,668,169	1,814,623
Commercial	20,418	20,438	10,581
MPP	4,200,647	3,937,921	3,364,886
Total Loans HFI	6,793,691	6,480,158	5,967,235
Total Loans HFS	173,047	311,991	259,835
Total Gross Loans (HFI and HFS)	$6,966,738	$6,792,149	$6,227,070

(1) Residential mortgage loans consist of closed end first liens, closed end second liens, and land development loans.

End of Period Deposit Balances
(Dollars in thousands)	Sept 30, 2026	June 30, 2026	Sept 30, 2025

Noninterest-bearing demand	$294,330	$276,532	$235,733
Interest-bearing demand	1,518,425	1,359,670	1,056,372
Savings & money market	372,406	458,947	321,077
Brokered time deposits	2,966,267	2,743,529	2,779,203
Other time deposits	292,331	394,637	377,252
Total deposits	$5,443,759	$5,233,315	$4,769,637

Loan Servicing Fees	Three Months Ended			Nine Months Ended
(Dollars in thousands)	Sept 30, 2026	June 30, 2026	Sept 30, 2025	Sept 30, 2026	Sept 30, 2025

Fees on servicing	$2,577	$2,388	$2,027	$7,191	$5,556
Change in fair value of MSRs (1)	5,012	(120)	(910)	6,214	(1,919)
Total loan servicing fees	$7,589	$2,268	$1,117	$13,405	$3,637

(1) Includes change in fair value and paid in full MSRs.

Northpointe Bancshares, Inc. Reports Third Quarter 2026 Results
October 20, 2026
15 of 19

Net Gain on Sale of Loans	Three Months Ended			Nine Months Ended
(Dollars in thousands)	Sept 30, 2026	June 30, 2026	Sept 30, 2025	Sept 30, 2026	Sept 30, 2025

Capitalized MSRs	$2,940	$2,750	$1,285	$7,928	$3,254
Change in fair value of loans (1)	(12,778)	2,706	725	(13,596)	8,743
Gain/loss on sale of portfolio loans (2)	(43)	—	1,234	(43)	1,234
Gain on sale of loans, net (3)	12,069	11,590	17,709	41,491	45,661
Total net gain on sale of loans	$2,188	$17,046	$20,953	$35,780	$58,892

Total net gain on sale of loans	$2,188	$17,046	$20,953	$35,780	$58,892
Remove: change in fair value of loans HFI and LRA	9,284	(657)	(2,229)	9,848	(7,739)
Remove: gain/ loss on sale of portfolio loans	43	—	(1,234)	43	(1,234)
Total net gain on sale of loans, excluding portfolio sales and LRA / HFI fair value adjustments	$11,515	$16,389	$17,490	$45,671	$49,919

(1) Includes the change in fair value of interest rate locks, loans HFS, and loans HFI.
(2) Includes proceeds from portfolio loans sales, which are netted against any associated changes in fair value of loans to determine total gain or loss on sale.
(3) Includes (a) net premium on sale of loans, (b) loan origination fees, points and costs, (c) provision from investor reserves, (d) gain or loss from forward commitments from hedging, and (e) fair value of LRA.

Salaries and employee benefits	Three Months Ended			Nine Months Ended
(Dollars in thousands)	Sept 30, 2026	June 30, 2026	Sept 30, 2025	Sept 30, 2026	Sept 30, 2025

Salaries and other compensation	$8,735	$8,827	$8,177	$26,134	$23,845
Salary deferral from loan origination	(1,322)	(1,203)	(1,151)	(3,586)	(3,110)
Bonus and incentive compensation	3,585	4,274	5,425	12,459	12,631
MPP - variable compensation	1,502	1,536	1,075	4,527	2,751
Mortgage production - variable compensation	6,411	8,259	7,578	21,711	21,365
Employee benefits	2,998	3,333	3,232	10,043	9,530
Total salaries and employee benefits	$21,909	$25,026	$24,336	$71,288	$67,012

Northpointe Bancshares, Inc. Reports Third Quarter 2026 Results
October 20, 2026
16 of 19

Non-performing Assets
(Dollars in thousands)	Sept 30, 2026	June 30, 2026	Sept 30, 2025

Unguaranteed	$57,770	$54,888	$50,870
Wholly or partially guaranteed	25,164	25,073	26,568
Total non-accrual loans	$82,934	$79,961	$77,438

Unguaranteed	$7,908	$2,132	$5,522
Wholly or partially guaranteed	1,870	1,598	941
Total past due loans (90 days or more and still accruing)	$9,778	$3,730	$6,463

Unguaranteed	$65,678	$57,020	$56,392
Wholly or partially guaranteed	27,034	26,671	27,509
Total non-performing loans	$92,712	$83,691	$83,901

Other real estate owned	$2,823	$2,980	$1,339

Total non-performing assets	$95,535	$86,671	$85,240

Total non-performing assets (excl wholly or partially guaranteed)	$68,501	$60,000	$57,731

Loans past due 31-89 days	$34,341	$40,066	$43,016

Ratios:
Non-accrual loans to total gross loans	1.19%	1.18%	1.24%
Non-performing loans to total gross loans	1.33%	1.23%	1.35%
Non-performing assets to total assets	1.25%	1.15%	1.25%

Ratios excluding loans wholly or partially guaranteed:
Non-accrual loans to total gross loans	0.83%	0.81%	0.82%
Non-performing loans to total gross loans	0.94%	0.84%	0.91%
Non-performing assets to total assets	0.89%	0.80%	0.85%

Northpointe Bancshares, Inc. Reports Third Quarter 2026 Results
October 20, 2026
17 of 19

Regulatory Capital Ratios (1)	Sept 30, 2026	June 30, 2026	Sept 30, 2025

Total Capital (to Risk Weighted Assets)
Consolidated	11.45%	11.62%	11.32%
Bank	11.11%	11.26%	11.14%
Tier 1 (Core) Capital (to Risk Weighted Assets)
Consolidated	9.55%	9.66%	10.72%
Bank	10.96%	11.10%	10.96%
CET 1 Capital Ratio (to Risk Weighted Assets)
Consolidated	9.09%	9.19%	8.96%
Bank	10.96%	11.10%	10.96%
Tier 1 Capital (to Average Assets)
Consolidated	8.30%	8.30%	9.57%
Bank	9.53%	9.54%	9.79%

(1) The regulatory capital ratios as of September 30, 2026 are estimates, pending completion and filing of the Bank's regulatory reports.

Northpointe Bancshares, Inc. Reports Third Quarter 2026 Results
October 20, 2026
18 of 19

Non-GAAP Financial Measures
This earnings release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. The measures entitled tangible common equity, tangible book value, tangible assets, tangible common equity to tangible assets and return on average tangible common equity are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are stockholders’ equity, book value per share, total assets, equity to assets and return on average equity, respectively.
The Company believes that non-GAAP financial measures provide useful information to management and investors that is supplementary to its financial condition, results of operations and cash flows computed in accordance with GAAP; however the Company acknowledges that the non-GAAP financial measures have inherent limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to non-GAAP financial measures that other companies use.
The Company calculates tangible common equity as stockholders' equity less goodwill and intangible assets (net of deferred tax liability ("DTL")) and preferred stock. The Company calculates tangible book value ("TBV") per share as tangible common equity divided by the number of shares of common stock outstanding at the end of the relevant period. The Company calculates tangible assets as total assets less intangible assets (net of DTL). The Company calculates tangible common equity/tangible assets as tangible common equity divided by tangible assets. The Company calculates return on average tangible common equity as annualized net income available to common stockholders divided by average tangible equity. The most directly comparable GAAP financial measures are outlined in the non-GAAP reconciliation table below.

Northpointe Bancshares, Inc. Reports Third Quarter 2026 Results
October 20, 2026
19 of 19

Non-GAAP Measures Reconciliation
	As of or for the Three Months Ended			As of or for the Nine Months Ended
(Dollars in thousands)	Sept 30, 2026	June 30, 2026	Sept 30, 2025	Sept 30, 2026	Sept 30, 2025

Stockholders' equity (GAAP)	$624,689	$611,648	$623,525	$624,689	$623,525
Less: Preferred stock	24,979	24,979	98,734	24,979	98,734
Less: Intangible assets, net of DTL	809	919	1,267	809	1,267
Tangible common equity	598,901	585,750	523,524	598,901	523,524
Common shares at end of period	34,581,842	34,581,842	34,364,659	34,581,842	34,364,659
Tangible book value per share	$17.32	$16.94	$15.23	$17.32	$15.23
Book value per share (GAAP)	$18.06	$17.69	$18.14	$18.06	$18.14
Total assets (GAAP)	$7,666,612	$7,529,951	$6,839,580	$7,666,612	$6,839,580
Less: Intangible assets, net of DTL	809	919	1,267	809	1,267
Tangible assets	$7,665,803	$7,529,032	$6,838,313	$7,665,803	$6,838,313

Tangible common equity/tangible assets	7.81%	7.78%	7.66%	7.81%	7.66%
Equity to assets (GAAP)	8.15%	8.12%	9.12%	8.15%	9.12%

Net income	$14,375	$21,746	$22,173	$58,276	$59,766
Less: Preferred stock dividends	453	453	2,041	1,359	6,544
Net income available to common stockholders	13,922	21,293	20,132	56,917	53,222

Annualized net income available to common stockholders	$55,234	$85,406	$79,872	$76,098	$71,158
Average tangible common equity	600,792	581,266	518,238	580,953	481,665
Return on average tangible common equity	9.19%	14.69%	15.41%	13.10%	14.77%

Annualized net income	$57,031	$87,223	$87,969	$77,915	$79,907
Average equity	626,654	607,236	618,312	606,924	583,427
Return on average equity (GAAP)	9.10%	14.36%	14.23%	12.84%	13.70%